UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  February 22, 2008

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Woodley Avenue, Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

€☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
€☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
€☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
€☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c)
On February 25, 2008, Superior Industries International, Inc. (the "Company") announced the appointment of Erika H. Turner, age 52, as the Company’s Chief Financial Officer, effective February 22, 2008.  Her starting base salary will be $260,000 increasing to $300,000 in two separate increments over the next nine months.  In addition to her base salary, Ms. Turner will, as of her hire date, receive options to purchase 20,000 shares of the Company's common stock, additional one-time compensation totaling $61,000, and an annual car allowance.  Her employment is at will.

Since 2004, Ms. Turner was the Chief Financial Officer/VP of Finance at Monogram Systems and prior to that she held the position of CFO at Storage Solutions Group and was the Controller of Rockwell Collins Passenger Systems from 2000 to 2003. A Certified Public Accountant, Ms. Turner began her career as Manager, Audit and Special Services at Deloitte & Touche and received her MBA from USC in 1979.

A copy of the press release on February 25, 2008 regarding the above appointment is attached as Exhibit 99.1 to this current report.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits
99.1	Press release dated February 25, 2008, issued by Superior Industries International, Inc., announcing the appointment of Erika Turner as the Company’s Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)
Date: February 28, 2008
/s/ Steven J. Borick
Steven J. Borick
Chairman, Chief Executive Officer
and President